Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:
David Berger
+1 203-517-3104
david.berger@isg-one.com

Information Services Group Announces

Fourth-Quarter and Full-Year Financial Results

•                  Reports record full-year 2017 revenues of $269.6 million, up 25%; operating income of $9.2 million, up $11.7 million; adjusted EBITDA of $33.5 million, up 69%

•                  Reports record fourth-quarter revenues of $66.6 million, up 23%; operating income of $4.0 million, up $12.5 million; adjusted EBITDA of $8.9 million, up 3X over the prior year

•                  U.S. tax reform enacted in December 2017 resulted in $2.1 million increase in income tax expense, or $0.05 per share, in the fourth quarter of 2017

•                  Reports year-end cash balance of $28.4 million, up 28% from Q3

•                  Sets 2018 guidance: revenues between $285-$292 million, adjusted EBITDA between $35-$37 million

STAMFORD, Conn., March 14, 2018 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“We delivered a record year with strong growth in the fourth quarter and made the significant change in our 2017 financials that we planned,” said Michael P. Connors, chairman and chief executive officer. “Client demand continues to grow for all things digital, and with our progress in 2017, ISG is in an even stronger position to become the digital business partner of choice for our clients. Indeed, our digital client solutions are rapidly expanding, representing more than 40 percent of our total revenue in the fourth quarter. With our recurring revenues also continuing to expand, growing 22 percent for the year, we are creating a more profitable business mix that has helped increase our adjusted EBITDA margins (adjusted EBITDA divided by GAAP revenues) by 300 basis points for the year. ISG continues to grow both in importance and value with our clients, and that gives us great confidence in our growth prospects for 2018 and beyond.”

Fourth-Quarter 2017 Results

Revenues for the fourth quarter were a record $66.6 million, compared with $54.3 million in the prior-year quarter, an increase of 23 percent on a reported basis (20 percent in constant currency). Currency positively impacted reported revenues by $1.7 million versus the same prior-year period.  Reported revenues were $39.3 million in the Americas (up 32 percent from the same period in 2016), $21.5 million in Europe (up 18 percent) and $5.9 million in Asia Pacific (down $0.4 million).

ISG reported fourth-quarter operating income of $4.0 million, compared with an operating loss of $8.6 million in the fourth quarter of 2016. Included in the fourth-quarter operating income in 2017 was $0.2 million in acquisition-related and severance and integration costs resulting from acquisitions in 2016, versus $6.4 million in 2016. The net loss for the fourth quarter was $2.7 million compared with a net loss of $8.2 million in the fourth quarter of 2016. The reported fully diluted loss per share was $0.06 compared with a fully diluted loss per share of $0.22 for the same period in 2016.

Included in the net loss for the fourth quarter was $2.1 million in income tax expense related primarily to the repricing of deferred tax assets and deferred tax liabilities as a result of changes in the U.S. federal tax code under the recently enacted Tax Cuts and Jobs Act (“TCJA”). Excluding the one-time $2.1 million tax adjustment, the fully diluted loss per share was $0.01. Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign-currency transaction gains/losses, non-cash impairment charges for goodwill and intangible assets, change in contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis) for the fourth quarter was $0.1 million, or $0.00 per share on a diluted basis, compared with an adjusted net loss of $1.5 million, or $0.04 loss per share on a diluted basis, in the prior year’s fourth quarter. Excluding the one-time $2.1 million tax adjustment, adjusted earnings per share was $0.05 per share for the fourth quarter of 2017.

Fourth-quarter 2017 adjusted EBITDA (a non-GAAP measure defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign-currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, change in contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain) was $8.9 million, compared with $2.9 million in last year’s fourth quarter.

Full-Year 2017 Results

ISG reported record full-year 2017 revenues of $269.6 million, an increase of 25 percent on a reported basis and 24 percent on a constant-currency basis from the prior-year total of $216.5 million. Currency positively impacted reported revenues by $1.1 million versus the same prior-year period.  Reported revenues were $161.8 million in the Americas (up 39 percent from the same period in 2016), $82.9 million in Europe (up 10 percent) and $24.8 million in Asia Pacific (flat with the prior year).

ISG reported operating income for the full year of $9.2 million, an $11.7 million increase from a 2016 operating loss of $2.6 million. Included in the full-year 2017 operating income was $2.9 million in acquisition-related and severance and integration costs versus $6.4 million in 2016. Intangible amortization increased by $3.5 million and depreciation expense by $1.3 million versus 2016. The net loss for the full year of 2017 was $2.1 million compared with a net loss of $6.4 million in the prior year. The reported fully diluted loss per share for the full-year 2017 period was $0.05 versus a loss per share of $0.18 in 2016.

Included in the net loss for 2017 was $2.1 million in income tax expense related primarily to the repricing of deferred tax assets and deferred tax liabilities resulting from changes in the U.S. federal tax code under the recently enacted TCJA. Excluding the one-time $2.1 million tax adjustment, fully diluted income per share was $0.00. ISG’s full-year 2017 adjusted net income totaled $10.9 million, an increase of $4.6 million from adjusted net income of $6.3 million in 2016. Diluted adjusted earnings per share for the full-year 2017 period was $0.25 compared with $0.17 in 2016. Excluding the one-time $2.1 million tax adjustment, adjusted earnings per share was $0.30 for 2017.

Adjusted EBITDA of $33.5 million for the full year of 2017 compares with $19.9 million in the same prior-year period, an increase of $13.6 million, or 69 percent.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $28.4 million at December 31, 2017, an increase of $6.2 million, or 28 percent, from September 30, 2017. The increase in cash balances from September 30, 2017 was principally attributable to operating results and collections. Total outstanding debt at December 31, 2017 was $116.7 million, compared with $125.3 million at December 31, 2016.

2018 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2018, ISG is targeting revenues of between $285-$292 million and adjusted EBITDA of between $35-$37 million,” Connors said.

Conference Call

ISG has scheduled a call for 9 a.m., Eastern Time, Thursday, March 15, 2018, to discuss the company’s fourth-quarter and full-year results. The call can be accessed by dialing 1-888-882-4478 or, for international callers by dialing 001-323-794-2149. The access code is 8205007. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; and (13) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for information for the three and twelve months ended December 31, 2017 and December 31, 2016. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income before net income attributable to non-controlling interest, plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, impairment charges for goodwill and intangible assets, change in contingent consideration, acquisition-related costs, severance and integration expense, tax indemnity and bargain purchase gain), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, non-cash impairment charges for goodwill and intangible assets, change in contingent consideration, acquisition-related costs, severance and integration expense and bargain purchase gain, on a tax-adjusted basis), adjusted net income as earnings per diluted share and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly-titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP nor should such amounts be considered in isolation Management believes this information facilitates comparison of underlying results over time.   Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 700 clients, including 75 of the top 100 enterprises in the world, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; technology strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Revenues	$66,612	$54,287	$269,554	$216,499
Operating expenses
Direct costs and expenses for advisors	37,477	33,926	156,630	132,359
Selling, general and administrative	22,231	26,435	91,046	78,863
Depreciation and amortization	2,948	2,483	12,721	7,869
Operating income (loss)	3,956	(8,557)	9,157	(2,592)
Interest income	13	3	107	27
Interest expense	(1,689)	(1,074)	(6,821)	(2,664)
Foreign currency transaction (loss) gain	(51)	205	(343)	(95)

Income (loss) before taxes	2,229	(9,423)	2,100	(5,324)
Income tax provision (benefit)	4,879	(1,277)	4,198	1,054
Net loss	(2,650)	(8,146)	(2,098)	(6,378)
Net income attributable to non-controlling interest	—	4	32	127
Net loss attributable to ISG	$(2,650)	$(8,150)	$(2,130)	$(6,505)

Weighted average shares outstanding:
Basic	43,423	37,842	43,025	36,625
Diluted	43,423	37,842	43,025	36,625

Loss per share attributable to ISG:
Basic	$(0.06)	$(0.22)	$(0.05)	$(0.18)
Diluted	$(0.06)	$(0.22)	$(0.05)	$(0.18)

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016

Net loss attributable to ISG	$(2,650)	$(8,150)	$(2,130)	$(6,505)
Plus:
Net income attributable to non-controlling interest	—	4	32	127
Interest expense (net of interest income)	1,676	1,071	6,714	2,637
Income taxes	4,879	(1,277)	4,198	1,054
Depreciation and amortization	2,948	2,483	12,721	7,869
Change in contingent consideration	(226)	697	882	1,130
Acquisition-related costs(1)	50	3,835	1,236	3,835
Severance and integration expense	103	2,588	1,617	2,588
Tax indemnity receivable	—	—	454	—
Foreign currency transaction	51	(205)	343	95
Non-cash stock compensation	2,055	1,867	7,439	7,047
Adjusted EBITDA	$8,886	$2,913	$33,506	$19,877

Net loss attributable to ISG	$(2,650)	$(8,150)	$(2,130)	$(6,505)
Plus:
Non-cash stock compensation	2,055	1,867	7,439	7,047
Intangible amortization	2,381	1,917	9,514	5,966
Change in contingent consideration	(226)	697	882	1,130
Acquisition-related costs(1)	50	3,835	1,236	3,835
Severance and integration expense	103	2,588	1,617	2,588
Foreign currency transaction	51	(205)	343	95
Tax effect (2)	(1,677)	(4,066)	(7,992)	(7,851)
Adjusted net income (loss)	$87	$(1,517)	$10,909	$6,305

Weighted average shares outstanding:
Basic	43,423	37,842	43,025	36,625
Diluted	43,423	37,842	43,025	36,625

Adjusted earnings (loss) per share:
Basic	$0.00	$(0.04)	$0.25	$0.17
Diluted	$0.00	$(0.04)	$0.25	$0.17

(1)                       Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition deferred revenues.

(2)                       Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2017	Three Months Ended	Constant currency	December 31, 2016
	December 31, 2017	impact	Adjusted	December 31, 2016	impact	Adjusted
Revenue	$66,612	$(2,065)	$64,547	$54,287	$(338)	$53,949
Operating income	$3,956	$(405)	$3,551	$(8,557)	$(465)	$(9,022)
Adjusted EBITDA	$8,886	$(424)	$8,462	$2,913	$(450)	$2,463

			Twelve Months Ended			Twelve Months Ended
	Twelve Months Ended	Constant currency	December 31, 2017	Twelve Months Ended	Constant currency	December 31, 2016
	December 31, 2017	impact	Adjusted	December 31, 2016	impact	Adjusted
Revenue	$269,554	$(5,187)	$264,367	$216,499	$(4,049)	$212,450
Operating income	$9,157	$(1,323)	$7,834	$(2,592)	$(999)	$(3,591)
Adjusted EBITDA	$33,506	$(1,363)	$32,143	$19,877	$(1,043)	$18,834